Exhibit 10.9

CONFIDENTIAL

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL

PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE

BEEN SEPARATELY FILED WITH THE COMMISSION.

Compensation Plan 2011

Name:

Base Compensation:

$_________ per pay period _________________________________________________________________

The 2011 incentive Bonus Plan includes three primary components:

a.

One component based on Company Sales Bookings

b.

One component based on Company Revenue

c.

One component based on Company EBITDA

d.

The “Targets” for the Bonus Plan exceed the 2011 Budget

EBITDA Target Bonus 30%
Sales Bookings Target Bonus 45%	Revenue Target Bonus 25%

•

The company bonus is paid annually.

•

Once paid, there is no recapture.

Participation:

•

Individuals must be active employees in good standing at the end of the year the bonus is earned in order to participate.

Pay-Out-Requirements:

•

The entry point into the plan for the bookings related Company Financial Goals begins when bookings achievement is at least 90% of targeted levels and EBITDA (after all bonus payments) is at least $5.0M. The bonus payment for the sales bookings-related Company Financial Goals is based on actual sales bookings as a percentage of targeted sales margin:

-

If actual bookings achievement is less than 90% of targeted bookings there is no bookings bonus payable.

-

Exponential increase: If actual bookings achievement is 90% of targeted bookings, 50% of the total bookings bonus pool is payable. For every one percent additional achievement between 90% and 100%, an additional 5% of the bookings-related bonus pool is payable.   As an example, if the Company achieves 95% of its bookings target, 75% of the sales bookings-related bonus pool would be payable.

-

Exceeding budget: the linear increase continues above 100% of budget at 5% for each 1% over 100%. For example, If actual bookings are 110% of targeted bookings, 150% of the booking-related bonus pool is payable to provide an extra incentive to exceed the budget.

CONFIDENTIAL

-

Cap:  Awards under this portion of the plan shall be capped at 200% of the total bookings-related bonus pool.

CONFIDENTIAL

•

The entry point into the plan for the revenue-related Company Financial Goals begins when revenue is at least 90% of targeted levels and EBITDA (after all bonus payments) is at least $5.0M. The bonus payment for the revenue-related Company Financial Goals is based on actual revenue as a percentage of targeted revenue:

-

If actual revenue is less than 90% of targeted revenue there is no revenue bonus payable.

-

Exponential increase: If actual revenue is 90% of targeted revenue, 50% of the total revenue-related bonus pool is payable. For every one percent additional achievement between 90% and 100%, an additional 5% of the revenue-related bonus pool is payable.   As an example, if the Company achieves 95% of its revenue budget, 75% of the revenue-related bonus pool would be payable.

-

Exceeding budget: the linear increase continues above 100% of target at 2.5% for each 1% over 100% up to 105% and 5% from 105% to Cap. For example, If actual revenue is 110% of targeted revenue, 137.5% of the revenue-related bonus pool is payable to provide an extra incentive to exceed the budget.

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Cap:  Awards under this portion of the plan shall be capped at 200% of the total revenue-related bonus pool.

•

The entry point into the plan for the EBITDA-related Company Financial Goals begins when revenue is at least 90% of targeted levels and EBITDA (after all bonus payments) is at least 85% of targeted levels. The bonus payment for the EBITDA-related Company Financial Goals is based on actual EBITDA as a percentage of targeted EBITDA:

-

If actual EBITDA is 84% or less of targeted EBITDA there is no bonus payable.

-

If actual EBITDA is 85% of budgeted EBITDA, 70% of the EBITDA-related bonus pool is payable. For every 1.5% additional achievement between 85% and 100%, an additional 3% of the EBITDA-related bonus pool is payable.   As an example, if actual EBITDA is 97% of targeted EBITDA, 94% of the EBITDA-related bonus pool is payable, etc.

-

Exceeding budget: Provided that the Company has achieved at least 100% of both its revenue- and sales bookings-related targets, the linear increase in the EBITDA-related bonus continues above 100% of target at .5% (one-half of one percent) for each 1% over 100% to 115% of target and at 1% over 115% to Cap. For example, provided that at least 100% of the revenue and sales margin targets have been achieved and actual EBITDA is 112% of targeted EBITDA, 106% of the EBITDA-related bonus pool is payable to provide an extra incentive to exceed the target.

-

Cap:  Awards under this portion of the plan shall be capped at 200% of the total EBITDA-related bonus pool.

•

Note:

-

Targeted amounts for 2011:

▪

Bookings

- $[CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION]

▪

Revenue

- $85,000.000

▪

EBITDA

- $  8,000,000

-

For the purpose of all bonus calculations, the actual and budgeted EBITDA numbers need to include the actual and budgeted bonus amounts respectively.

CONFIDENTIAL

GENERAL TERMS & CONDITIONS

Fiscal 2011 Incentive Bonus Plan

1.1

INTRODUCTION

Your 2011 Incentive Bonus Plan (“the Plan”), is designed to provide you a financially attractive and equitable compensation package.  The plan is designed to reward you for significantly contributing to the attainment of Greenway Medical Technologies’ (“Greenway”) corporate objectives and enhance Greenway’s presence in the marketplace.

1.2

PLAN TERM

This Plan is effective starting July 1, 2010, continuing through June 30, 2011, unless modified via written addendum during this period by Greenway Board of Directors Compensation Committee.

1.3

PLAN ELIGIBILITY AND PARTICIPATION

To participate in this Plan, you must confirm receipt and understanding of the Plan provisions, agree to its terms and conditions [and abide by the Greenway Non-Disclosure Agreement by keeping this Plan Private & Confidential].

1.4

PLAN CHANGES AND DURATION

This Plan shall not be modified unless authorized in writing by the Greenway Board of Directors Compensation Committee.  While every effort will be made to hold plan changes to a minimum, Greenway’s Board of Directors Compensation Committee reserves the right to make reasonable - modifications, changes at any time, where there is areas of ambiguity, interpretation or any significant changes in the business.

1.5

PLAN INTERPRETATION

The Greenway Board of Directors Compensation Committee as it may apply to any one individual person, matter or circumstance will make final interpretations of the Plan when an issue of ambiguity or interpretation is encountered.  All Plan interpretations by the aforementioned (either jointly or individually) are considered final.  This Plan is not intended and shall not be construed to imply an employment contract between Greenway and any of its employees.

The Participant named above is eligible to participate in the Greenway 2011 Incentive Bonus Plan.  The Plan is not intended and shall not be construed to imply a contract of employment between the Participant and Greenway.  All reasonable interpretations of the Plan by the Greenway Board of Directors Compensation Committee are final, binding and not subject to appeal.  No Participant has the right to receive payment from the Plan until all conditions and the Participant has met terms of the Plan and the Participant has signed and returned this Plan Acknowledgment.

______________________________

____________________________

[Name]

Date

[Name]

Date